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


                       SIMON TRANSPORTATION SERVICES INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                  (Unaudited)



                                                                For the Three Months Ended           For the Nine Months Ended
                                                          --------------------------------------------------------------------------
Basic and Diluted:                                          June 30, 2000      June 30, 1999      June 30, 2000       June 30, 1999
                                                            -------------      -------------      -------------       -------------

Common shares outstanding beginning of period:                 6,110,109          6,109,834          6,110,109           6,180,334

Common share equivalents:

         Employee stock options exercised:
                  Basic                                               --                 --                 --                  --
                  Diluted                                             --                 --                 --                  --

         Common shares repurchased:
                  Basic                                               --                 --                 --            (61,167)
                  Diluted                                             --                 --                 --            (61,167)
                                                          --------------------------------------------------------- ----------------

         Number of common shares and common
               Share equivalents outstanding
                  Basic                                        6,110,109          6,109,834          6,110,109           6,119,167
                                                          ==========================================================================
                  Diluted                                      6,110,109          6,109,834          6,110,109           6,119,167
                                                          ========================================================= ================

Net loss                                                     $  (267,450)       $  (866,465)        $ (330,747)        $(2,747,737)

         Net loss per common share
               and common share equivalent
                  Basic                                      $     (0.04)       $     (0.14)        $    (0.05)        $     (0.45)
                                                          ========================================================= ================
                  Diluted                                    $     (0.04)       $     (0.14)        $    (0.05)        $     (0.45)
                                                          ========================================================= ================

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